BROWN & BROWN, INC.

RESTRICTED STOCK AWARD AGREEMENT

(Key Corporate Leaders / Profit Center Leaders / Other Leaders - Gradual Vesting)

This Restricted Stock Award Agreement (this “Agreement”) is entered into as of _________ (the “Date of Grant”), between Brown & Brown, Inc., a Florida corporation (together with its subsidiaries, the “Company”) and _________ (the “Grantee”), pursuant to the terms and conditions of the Brown & Brown, Inc. 2019 Stock Incentive Plan, as amended (the “Plan”). Any term capitalized but not defined in this Agreement will have the meaning set forth in the Plan.

The Plan provides to the Compensation Committee of the Board of Directors of the Company (the "Committee") the discretion and authority to grant Awards of shares of the common stock of the Company, par value $.10 per share (the “Common Stock”), contingent on transferability restrictions, vesting conditions, and additional terms and conditions provided by the Committee. The Plan identifies such an Award as a Restricted Stock Award. Pursuant to the terms of the Plan, the Committee desires to grant a Restricted Stock Award with time-based vesting conditions to the Grantee effective as of the Date of Grant. The Grantee desires to accept the Restricted Stock Award and agrees to be bound by the terms and conditions of the Plan and this Restricted Stock Award Agreement. Accordingly, the Company and the Grantee hereby agree to the restrictions, terms, and conditions set forth below.

1. Grant of Restricted Shares. The Company grants to the Grantee _____________ (________) shares of Common Stock (the “Restricted Shares”).

2. Vesting of Restricted Shares. Except as otherwise provided in Section 3 of this Agreement in the event of a Change in Control or the termination of the Grantee's employment with the Company as a result of death or Disability, the Grantee's interest in the Restricted Shares will become vested and nonforfeitable at the rate of twenty-five percent (25%) of the initial Restricted Shares on July 1, 2027, and an additional twenty-five percent (25%) of the initial Restricted Shares on July 1, 2028, and an additional fifty percent (50%) of the initial Restricted Shares on July 1, 2029, provided that in all instances the Grantee has been continuously employed by the Company since the Date of Grant. Except as otherwise provided in Section 3 of this Agreement, if the Grantee's employment terminates for any reason before the Grantee's interest in the Restricted Shares becomes fully vested and nonforfeitable in accordance with this Section 2, the Grantee's interest in the unvested Restricted Shares will be forfeited. For the avoidance of doubt, any reference in this Agreement to "employment with the Company" or "employed by the Company" will be deemed to include service as a non-Employee member of the Company's Board of Directors, and a Grantee's continuous employment with the Company will not be considered interrupted in the event of a change in the status of the Grantee from Employee to non-Employee Director, or from non-Employee Director to Employee, or from full-time Employee to part-time Employee.

3. Treatment of Restricted Shares upon Change in Control, or Termination of Employment as a Result of Death or Disability.

(a) Change in Control. If the Grantee's employment with the Company terminates by reason of Termination After Change in Control (as defined below) after the Date of Grant, but before the Grantee's interest in the Restricted Shares becomes fully vested and nonforfeitable in accordance with Section 2 of this Agreement, the unvested Restricted Shares will become fully vested and nonforfeitable as of the date of such Termination After Change in Control. For purposes of this Section 3(a), the following definitions will apply:

(1) “Termination After Change in Control” will mean either of the following events occurring after a Change in Control:

(A) termination by the Company of the Grantee’s employment with the Company, within twelve (12) months following a Change in Control, for any reason other than Termination for Cause (as defined below); or

(B) upon Grantee’s Constructive Termination (as defined below), the Grantee’s resignation from employment with the Company within twelve (12) months following the Change in Control.

Notwithstanding any provision herein to the contrary, Termination After Change in Control will not include any termination of the Grantee’s employment with the Company which: (i) is a Termination for Cause (as defined below); (ii) is a result of the Grantee’s death or Disability; (iii) is a result of the Grantee’s voluntary termination of employment with the Company other than upon Constructive Termination (as defined below); or (iv) occurs prior to the effectiveness of a Change in Control.

(2) “Termination for Cause” will mean termination by the Company of the Grantee’s employment with the Company for any of the following reasons: (i) theft, dishonesty, or falsification of any employment or Company records; (ii) improper use or disclosure of the Company’s confidential or proprietary information; (iii) the Grantee’s failure or inability to perform any reasonable assigned duties after written notice from the Company of, and a reasonable opportunity to cure, such continued failure or inability; (iv) any material breach by the Grantee of any employment agreement between the Grantee and Company, which breach is not cured pursuant to the terms of such agreement; or (v) the Grantee’s conviction of any criminal act which, in the Company’s discretion, impairs Grantee’s ability to perform his or her duties with the Company. Termination for Cause pursuant to the foregoing will be determined in the discretion of the Company.

(3) “Constructive Termination” will mean any one or more of the following:

(A) without the Grantee’s express written consent, the assignment to the Grantee of any duties, or any limitation of the Grantee’s responsibilities, substantially inconsistent with the Grantee’s positions, duties, responsibilities and status with the Company immediately prior to the date of a Change in Control;

(B) without the Grantee’s express written consent, the relocation of the principal place of the Grantee’s employment to a location that is more than fifty (50) miles from the Grantee’s principal place of employment immediately prior to the date of a Change in Control, or the imposition of travel requirements substantially more demanding of the Grantee than such travel requirements existing immediately prior to the date of a Change in Control;

(C) any failure by the Company to pay, or any material reduction by the Company of, (i) the Grantee’s base salary in effect immediately prior to the date of the Change in Control (unless comparable reductions are concurrently made for all other employees of the Company with responsibilities, organizational level and title comparable to the Grantee’s), or (ii) the Grantee’s bonus compensation, if any, in effect immediately prior to the date of the Change in Control (subject to applicable performance requirements with respect to the actual amount of bonus compensation earned by the Grantee); or

(D) any failure by the Company to (i) continue to provide the Grantee with the opportunity to participate, on terms no less favorable than those in effect for the benefit of any employee group which customarily includes a person holding the employment position or a comparable position with the Company then held by the Grantee, in any benefit or compensation plans and programs, including, but not limited to, the Company’s life, disability, health, dental, medial, savings, profit sharing, stock purchase and retirement plans, if any, in which the Grantee was participating immediately prior to the date of the Change in Control, or their equivalent, or (ii) provide the Grantee with all other fringe benefits (or their equivalent) from time to time in effect for the benefit of any employee group which customarily includes a person holding the employment position or a comparable position with the Company then held by the Grantee.

(b) Termination of Employment as a Result of Death or Disability. If the Grantee’s employment with the Company terminates as a result of Grantee’s death or disability before the Grantee's interest in the Restricted Shares becomes fully vested and nonforfeitable in accordance with Section 2 of this Agreement or is forfeited, the unvested Restricted Shares will become vested and nonforfeitable on the date on which the Grantee's employment with the Company terminates.

4. Adjustments in Number of Restricted Shares. If the shares of the Common Stock are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend or combination of shares, the number and kind of Restricted Shares will be equitably adjusted to reflect such changes in accordance with the Plan. Any such adjustment made by the Company's Board of Directors or the Committee will be final and binding upon the Grantee, the Company, their respective heirs, administrators, personal representatives, successors, assigns, and all other interested persons.

5. Delivery of Vested Restricted Shares; No Fractional Shares. Subject to the provisions of Section 10 relating to tax withholding, the delivery to the Grantee of the Restricted Shares that become fully vested and nonforfeitable under Section 2 or Section 3 of this Agreement will be, at the Company’s option, evidenced by a share certificate delivered to the Grantee, or other physical or electronic evidence of Common Stock ownership, including, without limitation, deposit of shares into a stock brokerage account maintained for the Grantee or credit to a book-entry account for the benefit of the Grantee maintained by the Company’s stock transfer agent or its designee. Notwithstanding any provision of this Agreement to the contrary, any fractional share that would otherwise result from the application of any provision of this Agreement will be rounded down to the nearest whole number, as determined by the Committee in its discretion.

6. Dividend Rights. If a cash dividend is declared on shares of the Common Stock after the Date of Grant, but before the Grantee's interest in the Restricted Shares becomes fully vested and nonforfeitable or is forfeited, the Company will pay the cash dividend directly to the Grantee with respect to the unvested Restricted Shares. If a stock dividend is declared after the Date of Grant, but before the Grantee's interest in the Restricted Shares becomes fully vested and nonforfeitable or is forfeited, the stock dividend will be treated as part of the grant of that portion of the related unvested Restricted Shares, and the Grantee's interest in such stock dividend will become vested and nonforfeitable, or will be forfeited, at the same time as the Restricted Shares with respect to which the stock dividend was paid become vested and nonforfeitable or are forfeited. The disposition of each other form of dividend that may be declared after the Date of Grant, but before the Grantee's interest in the Restricted Shares becomes fully vested and nonforfeitable or is forfeited, will be made in accordance with such rules as the Committee may adopt with respect to such dividend.

7. Voting Rights. The Grantee will be allowed to exercise voting rights with respect to the Restricted Shares after the Date of Grant even though the Grantee's interest in such Restricted Shares has not yet become fully vested and nonforfeitable.

8. Administration. The Committee will have the power to interpret this Agreement and to adopt such rules for the administration, interpretation, and application of the Agreement as are consistent with the Plan, and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith will be final and binding upon the Grantee, the Company, and all other interested persons. No member of the Committee will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement or any similar agreement to which the Company is a party.

9. Non-Transferability.

(a) In General. Neither the Restricted Shares nor any interest or right therein or part thereof will be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition is voluntary or involuntary or by operation of law, by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof will be null and void and of no effect; provided, however, that this Section 9 will not prevent transfers by will or by the applicable laws of descent and distribution or by a beneficiary designation in accordance with this Section 9.

(b) Beneficiary Designations. The Grantee may designate a beneficiary or beneficiaries to exercise any rights or receive any benefits with respect to the Restricted Shares following the Grantee’s death. To be effective, such designation must be made in accordance with such procedures and in such written or electronic form as prescribed by the Company (or its designee) for such purpose. If the Grantee fails to designate a beneficiary, or if no designated beneficiary survives the Grantee’s death, the Grantee’s estate will be deemed the Grantee’s beneficiary. A beneficiary designation may be changed or revoked by the Grantee’s sole action, provided that the change or revocation is made in accordance with such procedures and in such written or electronic form as prescribed by the Company (or its designee) for such purpose. Unless otherwise provided in the beneficiary designation, each designation made by the Grantee will revoke all prior designations made by the Grantee.

10. Withholding. The Grantee will pay all applicable federal and state income and employment taxes that the Company is required to withhold at any time with respect to the Restricted Shares. Such payment will be made in full by the deduction from the number of vested and nonforfeitable Restricted Shares otherwise deliverable by Company upon vesting and nonforfeitability of any portion of the Restricted Shares, the smallest number of whole shares which, when multiplied by the fair market value of a share of the Common Stock on the vesting date, is sufficient to satisfy the amount of such tax withholding requirement. Grantee's entry into this Agreement will confirm Grantee’s instruction and authorization to the Company to satisfy withholding obligations with respect to the Restricted Shares in this manner.

11. Notices. Any notice to be given under the terms of this Agreement to the Company will be addressed to the Company in care of its Secretary and any notice to be given to the Grantee will be addressed to the address on file for the Grantee with the Company’s Payroll Department. By a notice given pursuant to this Section 11, either party may hereafter designate a different address for notices to be given to such party. Any notice required to be given to the Grantee will, if the Grantee is then deceased, be given to the Grantee's personal representative if such representative has previously informed the Company of such representative’s status and address by written notice under this Section 11. Any notice will have been deemed duly given when enclosed in a properly sealed envelope addressed as aforesaid, deposited (with postage prepaid) in a United States postal receptacle.

12. Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

13. Disposition. Upon receipt of any of the Restricted Shares as a result of the satisfaction of all conditions to the grant of the Restricted Shares, the Grantee will, if requested by the Company in order to assure compliance with applicable law, hold such Restricted Shares for investment and not with the view toward resale or distribution to the public and, if so requested by the Company, will deliver to the Company a written statement signed by the Grantee and satisfactory to the Company to that effect. In such instance, the Grantee will give prompt notice to the Company of any disposition or other transfer of any Restricted Shares acquired under this Agreement. Such notice will specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Grantee in such disposition or other transfer.

14. Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original and all of which together will constitute one agreement.

15. Severability. If any provision, or any part thereof, of this Agreement should be held by any court to be illegal, invalid or unenforceable, either in whole or in part, such illegality, invalidity or unenforceability will not affect the legality, validity or enforceability of the remaining provisions, or any part thereof, all of which will remain in full and effect.

16. Entire Agreement; Amendments. This Agreement (including any documents or instruments referred to herein) constitutes the entire agreement regarding the Restricted Shares among the parties and supersedes all prior agreements, and understandings, both written and oral, among the parties with respect to the subject matter hereof. The Committee may amend this Agreement, provided that if the Committee determines, in its discretion, that an amendment of this Agreement is likely to materially impair the rights of the Grantee, such amendment will not be implemented without the consent of the Grantee, except to the extent that such amendment is required for compliance with applicable law, stock market or exchange rules and regulations, or accounting or tax rules and regulations.

17. Governing Law. This Agreement will be governed by and construed and enforced in accordance with the laws of the State of Florida, without regard to choice of law principles.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties as of the date first written above.

BROWN & BROWN, INC.

By: _______________________________

R. Andrew Watts

Executive Vice President, Treasurer & Chief Financial Officer

GRANTEE

_______________________________